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                                   EXHIBIT 21

                         Subsidiaries of the Registrant


                                           State or Other
                                          Jurisdiction of  Percentage
                                           Incorporation   Ownership
                                           -------------   ---------
Parent
------

Community Financial Corp.                   Illinois         100%


Subsidiary (1)
----------

Community Bank & Trust, N.A.                United States    100%

Subsidiaries of Community Bank &
 Trust, N.A. (1)
--------------------------------

Olney Savings Service Corporation           Illinois         100%

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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.